As filed with the Securities and Exchange Commission on February 25, 2003
                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             XO COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                                               54-1983517
(State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                         Identification Number)

                             11111 Sunset Hills Road
                             Reston, Virginia 20190
                                 (703) 547-2000
          (Address, including zip code, and telephone number, including area code, of principal executive offices)

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                XO Communications, Inc. 2002 Stock Incentive Plan
                            (Full title of the plan)
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                               Gary Begeman, Esq.
                             XO Communications, Inc.
                             11111 Sunset Hills Road
                             Reston, Virginia 20190
                                 (703) 547-2000
       (Name, address, including zip code, and telephone number, including area code, of agent for service)

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                                    Copies to
                              Bruce R. Kraus, Esq.
                            Willkie Farr & Gallagher
                               787 Seventh Avenue
                               New York, NY 10019
                                 (212) 728-8000
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
                                   CALCULATION OF REGISTRATION FEE
===================================================================================================
 Title of securities to    Amount to be    Proposed maximum     Proposed maximum      Amount of
     be registered        registered (1)  offering price per   aggregate offering  registration fee
                                               share (2)            price (2)
---------------------------------------------------------------------------------------------------
Common Stock, $0.01 par
value per share             17,590,020          $2.575             $45,294,301.50     $4,167.08
===================================================================================================

     (1) This Registration Statement covers 17,590,020 shares of the common stock of XO
Communications, Inc., $0.01 par value per share (the "Common Stock"), issuable pursuant to the XO
Communications, Inc. 2002 Stock Incentive Plan (the "Plan"). In addition, this Registration
Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without receipt of consideration and pursuant to Rule
416(c) under the Securities Act of 1933, as amended (the "Securities Act").

     (2) Estimated solely for calculating the amount of the registration fee. The registration fee has been calculated pursuant to Rule 457(h) under the Securities Act.

                                     PART II

                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT

Item 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed with the Securities and Exchange Commission (the "Commission") by XO Communications, Inc., a Delaware corporation (the "Company"), are incorporated by reference into this Registration Statement:

     (a) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed pursuant to the Securities Exchange Act of 1934 (the "Exchange Act");

     (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2002, June 30, 2002 and September 30, 2002, filed pursuant to the Exchange Act;

     (c) the Company's Current Reports on Form 8-K, filed on January 17, 2002, May 1, 2002, May 16, 2002, June 10, 2002, June 17, 2002, August 15, 2002,
October 15, 2002, November 22, 2002 and January 30, 2003, respectively, pursuant to the Exchange Act;

     (d) the Company's Current Report on Form 8-K/A, filed on November 26, 2002 pursuant to the Exchange Act; and

     (e) the description of the Common Stock contained in the Company's Registration Statement on Form 8-A, filed on February 7, 2003 pursuant to the Exchange Act.

     In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of the Registration Statement and prior to the filing of a post-effective amendment which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and to be a part hereof from the date of the filing of such documents with the Commission.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OR ALL OF THE FOREGOING DOCUMENTS INCORPORATED HEREIN BY REFERENCE (OTHER THAN EXHIBITS TO SUCH DOCUMENTS). IN ADDITION, THE COMPANY WILL PROVIDE ALL DOCUMENTS REQUIRED TO BE DELIVERED TO PARTICIPANTS PURSUANT TO RULE 428(b) OF THE SECURITIES ACT. REQUESTS FOR SUCH DOCUMENTS SHOULD BE DIRECTED TO GENERAL COUNSEL, XO COMMUNICATIONS, INC., 11111 SUNSET HILLS ROAD, RESTON, VIRGINIA 20190, (703) 547-2000.

Item 4. DESCRIPTION OF SECURITIES

     Inapplicable

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted the provisions of Section 102(b)(7) of the Delaware General Corporation Law (the "Delaware Law"), which enables a corporation in its original certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director will personally receive a benefit in money, property or services to which the director is not legally entitled.

     The Company has also adopted indemnification provisions pursuant to Section 145 of the Delaware Law, which provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorney's fees) that such officer or director actually and reasonably incurred.

     XO Management Services, Inc., a subsidiary of the Company, entered into indemnification agreements with certain officers and former directors of the Company on July 14, 2002 to indemnify them for claims against them arising from their employment by the Company, and for payment of related costs and expenses.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable

Item 8. EXHIBITS

Exhibit No.
-----------

     5 Opinion of Willkie Farr & Gallagher with respect to the legality of the securities to be issued pursuant to the Plan.

     23.1 Consent of Arthur Andersen LLP (omitted pursuant to Rule 437a of the Securities Act).

     23.2  Consent of Willkie Farr & Gallagher (contained in Exhibit 5).

Item 9. UNDERTAKINGS

     1. The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Reston, Commonwealth of Virginia, on the 21st day of February, 2003.

                                        XO Communications, Inc.

                                        By: /s/ Wayne M. Rehberger
                                            ------------------------------
                                            Wayne M. Rehberger
                                            Senior Vice President and
                                            Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


          Signature                       Title                        Date
          ---------                       -----                        ----

/s/ Nathaniel A. Davis        President, Chief Operating       February 21, 2003
--------------------------    Officer and Director
Nathaniel A. Davis            (Principal Executive Officer)


/s/ Wayne M. Rehberger        Senior Vice President and        February 21, 2003
--------------------------    Chief Financial Officer
Wayne M. Rehberger            (Principal Financial Officer
                              and Principal Accounting
                              Officer)

/s/ Carl C. Icahn             Director                         February 20, 2003
--------------------------
Carl C. Icahn


/s/ Vincent Intrieri          Director                         February 20, 2003
--------------------------
Vincent Intrieri


/s/ Keith Meister             Director                         February 20, 2003
--------------------------
Keith Meister


/s/ Adam Dell                 Director                         February 20, 2003
--------------------------
Adam Dell


/s/ Andrew R. Cohen           Director                         February 20, 2003
--------------------------
Andrew R. Cohen

                                INDEX TO EXHIBITS

Exhibit No.       Description of Exhibit
-----------       ----------------------

    5             Opinion of Willkie Farr & Gallagher.

    23.2          Consent of Willkie Farr & Gallagher (contained in Exhibit 5).